Exhibit 99.10(c)

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Protective Life and Annuity Insurance Company:

We consent to the use of our report dated April 24, 2020, with respect to the statutory financial statements of Protective Life and Annuity Insurance Company as of December 31, 2019 and for the year then ended included in the Statement of Additional Information which is part of this registration statement on Form N-4 and to the reference to our firm under the heading “Experts” in the Statement of Additional Information.

/s/ KPMG LLP

Birmingham, Alabama
August 28, 2020

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Protective Life and Annuity Insurance Company:

We consent to the use of our report dated April 27, 2020, with respect to the financial statements of the subaccounts which comprise The Variable Annuity Account A of Protective Life as of December 31, 2019 and for the year then ended included in the Statement of Additional Information which is part of this registration statement on Form N-4 and to the reference to our firm under the heading “Experts” in the Statement of Additional Information.

/s/ KPMG LLP

Birmingham, Alabama
August 28, 2020